HOWARD B. WOLF, INC.
                            3710 Rawlins Street
                          Dallas, Texas 75219-4238


                              PROXY STATEMENT

                   FOR ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD SEPTEMBER 21, 1999

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Howard B. Wolf, Inc. (the "Company"), a Texas corporation, for use at the Annual Meeting of Shareholders of the Company to be held in Dallas, Texas on September 21, 1999 and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

       The Company's Annual Report for the year ended May 31, 1999, which contains the Company's financial statements, is enclosed with this Proxy Statement and the accompanying Proxy, all of which are first being sent or given to the shareholders of the Company on August 27, 1999. The Annual Report is not to be regarded as proxy solicitation material.

                             REVOCATION OF PROXY

       The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the person giving the proxy has the power to revoke it at any time before it has been exercised by executing a new proxy or filing a written request to revoke with the Secretary of the Company.

                               QUORUM AND VOTING

       In accordance with the Bylaws of the Company, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the meeting. If a quorum is not present or represented at the meeting the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than the announcement at the meeting, until a quorum is present or represented. At any such adjournment meeting at which a quorum is present or represented, any business may be transacted at the meeting as originally notified.

       On each matter submitted to a vote of the shareholders at the annual meeting or any adjournment thereof, each shareholder shall be entitled to one vote in person or by proxy for each share of Common Stock owned of record as of the close of business of August 6, 1999.

                          SOLICITATION OF PROXIES

       The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The expense of solicitation of the proxies for the 1999 Annual Meeting, including the cost of mailing, will be borne by the Company.

       In addition to the use of the mails, the Company may request persons holding stock in their name or custody, or in the name of nominees, to send proxy materials to their principals and request authority for the execution of the proxies, and the Company will reimburse such person for their expense in so doing.

       To the extent necessary in order to assure sufficient representation at the 1999 Annual Meeting, officers and regular employees of the Company and others regularly retained by the Company, at no additional compensation, will request the return of the proxies personally, by telephone or telegram. The extent to which this will be necessary depends entirely on how promptly proxies are received and shareholders are urged to send their proxies without delay. In addition, the Company may make arrangements with brokers, nominees, fiduciaries and other custodians to reimburse them for their charges and expenses in forwarding proxy materials to the beneficial owners of the Company's stock. Management has no knowledge or information that any other person will specially engage any persons to solicit proxies.

                 VOTING RIGHTS, ACTION TO BE TAKEN UNDER PROXY
                          AND PRINCIPAL SHAREHOLDERS

       The proxy which is enclosed with this Proxy Statement and Notice of Annual Meeting, contains a space where each shareholder may indicate whether the shareholder chooses to vote his or her shares in favor of, against or withhold his or her vote in, the election of each of the six persons nominated for election as director. If the proxy is returned to the Company and the shareholder specifies how the proxy is to be voted, it will be voted in accordance with this instruction. If the proxy is returned to the Company and no indication is given as to how the proxy is to be voted, the proxy will be voted in the favor of the election of as directors of the six persons nominated. A proxy may be revoked at any time before it is exercised either by furnishing the Secretary of the Company written notice of revocation, by properly executing and submitting a subsequently dated proxy or by attending the meeting and voting in person. There are no matters to be acted upon which give rise to rights of appraisal or similar rights of dissenting shareholders under applicable state law.

       The close of business on August 6, 1999 has been fixed as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the 1999 annual meeting of shareholders. On that date there were outstanding and entitled to vote at the meeting 1,056,191 shares of the Company's common stock, $0.33 1/3 par value (the "Common Stock"), constituting all of the outstanding voting securities of the Company. Each share of Common Stock is entitled to one vote. As of that date, to the knowledge of the management of the Company the table below shows the total number of shares and percent beneficially owned by shareholders owning more than five percent of the Company's common stock.

                                                  Amount
                    Name and Address           and Nature of
                      of Beneficial             Beneficial       Percent
  Title of Class          Owner                 Ownership        of Class
  --------------          -----                 ---------        --------
  Common Stock      Howard B. Wolf(1)         254,729 (Direct)      24.1
                    3710 Rawlins Street
                    Dallas, Texas 75219-4238

  Common Stock      Robert D. Wolf            161,289 (Direct)      15.3
                    3710 Rawlins Street
                    Dallas, Texas 75219-4238

  (1) Mr. Wolf disclaims any beneficial interest in 40,600 shares that are held of record by him as trustee for certain private charitable foundations created by him. In addition, Lois C. Wolf (wife of Howard
  B. Wolf) owns 42,665 shares over which she has sole voting and investment powers. (See also footnote (3) below).

       As of August 6, 1999 the following table shows the number of shares beneficially owned by each of the directors and by all directors and officers of the Company as a group.

                                         Amount and Nature
               Name of                     of Beneficial         Percent
           Beneficial Owner                 Ownership (1)       of Class
           ----------------                 -------------       --------
      Creed L. Ford III                     1,000 (Direct)            .1
      Eugene K. Friesen                    36,580 (Direct)           3.5
      Joel Held                                 -                      -
      Juan M. Villamizar                        -                      -
      Howard B. Wolf (2)(3)               254,729 (Direct)          24.1
      Robert D. Wolf (2)(4)               161,289 (Direct)          15.3
      All officers and directors as
        a group (6 persons)(2)(3)(4)      453,598                   42.9

     (1) The persons listed have the sole power to vote and dispose of the shares owned of record by them except as noted below.

     (2) Howard B. Wolf is the father of Robert D. Wolf. Each of such persons wholly disclaims any beneficial ownership of shares owned by the other.

     (3) Lois C. Wolf (wife of Howard B. Wolf) owns 42,665 shares over which she has sole voting and investment powers. In addition to the 254,729 shares 40,600 shares are owned by an "affiliate" of Mr. Wolf as that term is defined in the General Rules and Regulations under the Securities Exchange Act of 1934, and are held of record by Mr.Wolf as trustee for certain private charitable foundations created by him. Mr. Wolf disclaims any beneficial interest in the shares.

     (4) Includes 1,000 shares held as trustee for his daughter (see also footnote (2) above).

       The Company does not know of any arrangement or pledge of its securities by persons now considered in control of the Company that might result in a change in control of the Company.

                      NOMINEES AND ELECTION OF DIRECTORS

       In accordance with the Bylaws of the Company, action will be taken at the 1999 Annual Meeting to elect six Directors to hold office until the annual meeting of shareholders in 2000 or until their successors have been duly elected and qualified. The Company recommends that the shareholders elect each of the following six persons who are management's nominees, to serve as Directors of the Company, all for whom are presently held, the principal occupation or employment of the nominee, the period during which the nominee has served as a Director of the Company and other directorships of publicly held companies served by the nominees. Each of the nominees named has been engaged in the principal occupation or employment indicated during the past five years.

          Nominee and                      Served as
           Principle                       Director            Other
           Occupation           Age          Since          Directorships
           ----------           ---          -----          -------------
    Creed L. Ford III (2)       46           1992   Brinker International, Inc.
      Chairman & Chief                                Operator of Restaurants
      Executive Officer                                       1993/1996
      Fired Up, Inc.                                            None
                                                              1997/1999

    Eugene K. Friesen (1)       67           1975               None
      Senior Vice President
      & Treasurer
      Howard B. Wolf, Inc.

    Joel Held (2)               60           1984               None
      Attorney at Law
      Arter & Hadden

    Juan M. Villamizar          46           1985               None
      Purchasing Executive
      Howard B. Wolf, Inc.
      April 1981/March 1999
      Consultant
      April 1999/August 1999

    Howard B. Wolf (1)          80           1952               None
      Chairman of the Board
      Howard B. Wolf, Inc.

    Robert D. Wolf (1)          46           1981               None
      President
      Howard B. Wolf, Inc.

    (1)  Member of Executive Committee
    (2)  Member of Audit Committee

       Employees of the Company who are also Directors do not receive any fee or remuneration for services as members of the Board of Directors or of any Committee of the Board of Directors. Non-management Directors receive per annum a retainer fee of $9,600 and reimbursement of medical expenses up to $1,620.

       During the 1999 fiscal year the Board of Directors held six meetings. All members attended at least seventy five percent of the total number of meetings. The Executive Committee (which has the authority to act on most matters in the business and affairs of the Company requiring Board action) held six meetings during the year which were attended by all members.

       The Board of Directors does not have a standing compensation or nominating committee or a committee that performs similar functions.

       Audit Committee members appointed by the Board of Directors on September 15, 1998, consisting of Joel Held, Chairman, and Creed L. Ford III, held two meetings during the 1999 fiscal year, which were attended by all members. The Audit Committee considered the comments of the independent auditors and reviewed the scope of the annual audit.

       If any nominee for election as a director named herein becomes unable or unwilling to accept election, the proxy holders will vote for the election in is stead of such other person as the Company's Board of Directors recommends. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office, and each nominee has expressed to management his intention to serve the entire term for which election is sought. To be elected as a director, each nominee must receive the favorable vote of the majority of the shares of Common Stock present in person or by proxy at the Annual Meeting.

  EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT AND OTHERS

       The following tables set forth compensation paid to or for the benefit of the executive officers (3) named below in 1999, 1998 and 1997.

  SUMMARY COMPENSATION TABLE

                                             Long Term Compensation
                                         __________________________
                     Annual Compensation        Awards        Payouts
                    ____________________ _________________  _______
  (a)        (b)     (c)    (d)   (e)        (f)     (g)      (h)       (i)

                                 Other                                  All
                                 Annual  Restricted                    Other
Name and                         Compen-   Stock             LTIP     Compen-
Principal   Fiscal Salary  Bonus sation   Award(s) Options/ Payouts   sation
Position     Year    ($)    ($)   ($)        ($)   SARs(#)    ($)     ($)(1)
--------     ----  ------- ------ ------    ----    ----     ----    -------
Robert D.    1999  156,667    -   12,915      -       -        -     54,808
  Wolf,      1998  170,000  3,269 18,102      -       -        -        -
President    1997  170,000 62,889 17,750      -       -        -        -

Howard B.    1999  130,000    -   15,333      -       -        -     43,846
  Wolf,      1998  150,000  2,885 15,600      -       -        -        -
Chairman     1997  150,000 55,871 15,600      -       -        -     23,016(2)

Eugene K.    1999  105,000    -   10,650      -       -        -     38,365
 Friesen,    1998  105,000  2,019 10,650      -       -        -        -
Senior Vice  1997  105,000 42,684 10,650      -       -        -        -
President
& Treasurer

  (1) Consists of severance pay, vacation and continuing bonus consistent with all employees as indicated in the Plan of Liquidation and Dissolution as adopted by the shareholders on May 6, 1999
  (2) Consists of a premium paid for a life insurance policy insuring the life of Howard B. Wolf and payable to a beneficiary designated by him.

       Except as mentioned herein, and as previously discussed elsewhere in this section, there are no presently outstanding contracts or arrangements for present or future cash compensation by the Company to any of its officers or directors,

       The Company provides automobiles or allowances to certain of its officers and executives for use in the performance of their duties.
  Personal  use  of  the  automobiles,  if  any,  is  estimated  to   be
  insignificant.

       The Company maintained memberships in several private clubs which were used for sales and business related meetings by certain of its officers and executives. In those cases where such clubs were used for personal use, the Company was reimbursed by the individual for any personal charges incurred.


  BOARD REPORT ON EXECUTIVE COMPENSATION

       The objectives of the Company's executive compensation policies were to provide its executives with a competitive package and link compensation to the achievement of Company business objectives and the enhancement of shareholder. Due to the adoption of the Plan to liquidate and dissolve the Company by the shareholders on May 6, 1999 the Board will no longer review executive compensation.


                           STOCK PERFORMANCE GRAPH

       The adoption of the Plan of Liquidation and Dissolution by the shareholders on May 6, 1999 has made the line graph comparing the yearly percentage change in the cumulative shareholder return on the Company's Common stock meaningless. Accordingly no graph is presented.



                      PLAN OF LIQUIDATION AND DISSOLUTION

       On May 6, 1999 the shareholders voted to adopt the Plan of Liquidation and Dissolution as recommended by the Board of Directors (see Proxy Statement dated and mailed April 15, 1999 to all shareholders of record April 9, 1999 for text and details of the Plan of Liquidation and Dissolution (the "Plan"). The shareholders voted
  72.4 percent "FOR" the adoption and .3 percent "AGAINST" the adoption of the plan.

       On May 6, 1999 the Company adopted the liquidation basis of accounting and initiated the liquidation and dissolution processes as provided in the Plan.

       Based on the following estimates management believes that its cash receipts and disbursements during the liquidating period (fiscal years ending May 31, 2000, 2001 and 2002) will approximate $1,523,000 and $1,012,000, respectively, making cash available for shareholder distribution of $4,283,000, or $4.06 per common share .


             Beginning cash balance - June 1, 1999         $3,772,000

             Cash receipts:
               Collection of receivables                      675,000
               Investment income                              110,000
               Tax refund                                     677,000
               Miscellaneous receipts                          70,000
                                                            ---------
                 Total cash receipts                        1,532,000
                                                            ---------
             Total cash available                           5,304,000

             Cash disbursements:
               Office operations and expenses                 142,000
               Professional fees                               80,000
               Salaries                                       300,000
               Shareholder/SEC/AMEX/ costs                     40,000
               Taxes and reserves                             438,000
                                                            ---------
             Total cash requirements                        1,000,000
                                                            ---------
             Cash available for shareholder distribution   $4,304,000
                                                            =========
             (approximately $4.08 per share)

                               SAFE HARBOR

  The Company wishes to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward looking statements under the Act. Such forward looking statements may include, but are not limited to, statements regarding the liquidation of the Company's assets. The Company cautions that numerous factors could cause actual results to differ materially from any forward looking statements made by the Company, including the Company's ability to collect accounts receivable, collect amounts to be received when assets are sold and payment of any contingent liabilities heretofore unknown.

           RELATIONSHIP WITH INDEPENDENT AUDITORS OR ANY RELATED PARTIES

       Lane Gorman Trubitt, L.L.P. was  the independent auditor for  the
  Company for the fiscal year ended May 31, 1999. The firm has performed the annual audit for the Company for more than five years. The appointment of Lane Gorman Trubitt, L.L.P. was recommended by the audit committee.

       A representative of Lane Gorman Trubitt, L.L.P. is expected to be present at the annual meeting of shareholders. The representative will have the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

       Services performed by Lane Gorman Trubitt, L.L.P. included the examination and report on the current financial statements, services related to filings with the Securities and Exchange Commission, meeting with the Audit Committee and tax review services. All services were approved prior to the rendering of such services, and the Board of Directors deemed such services to have no effect on the independence of such firm.

       The independent auditor for the Company for the current fiscal year will be selected by the Board of Directors at their annual meeting, which will be held immediately following the annual meeting of shareholders.

       There were no other relationships or related transactions with management or any related party.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

       In the event the Company is not liquidated and dissolved by the date for its 2000 Annual Meeting of Shareholders, the meeting is planned to be held September 19, 2000. A Proxy Statement and Notice of  such  meeting  will  be  mailed  to  all  shareholders  of  record approximately one month prior to that date. Any shareholder who desires to present proposals at said annual meeting and to have such proposals set forth in the Proxy Statement must submit the proposals in writing to be received by the Company at its corporate office not later than May 5, 2000. All shareholders proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                                      GENERAL

       As of the date of this statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the meeting other than the election of Directors. With respect to any other business which may properly come before the meeting or any adjournment thereof, it is intended that proxies will be voted in accordance with the judgment of the person or persons voting them.

       Copies of the Annual Report on Form 10-K to the Securities and Exchange Commission are available to shareholders upon written request to the Treasurer, Howard B. Wolf, Inc., 3710 Rawlins Street, Suite 970, Dallas, Texas 55219-4238.


                                    By Order of the Board of Directors



                                         HOWARD B. WOLF,
                                         Chairman of the Board

  Dallas, Texas
  August 27, 1999